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                                 EXHIBIT 11(a)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement (File No. 2-83538) of the New England Zenith Fund of our report dated February 10, 1998, appearing in the annual reports to shareholders for the year ended December 31, 1997. We also consent to the references to us under headings "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information, all of which are a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 27, 1998